Exhibit 32
Certification of Principal Executive Officer and Principal Financial Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Regeneron Pharmaceuticals, Inc. (the "Company") on Form 10-Q for the quarterly period ended June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Leonard S. Schleifer, M.D., Ph.D., as Principal Executive Officer of the Company, and Robert E. Landry, as Principal Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Leonard S. Schleifer
Leonard S. Schleifer, M.D., Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)
August 5, 2014

/s/ Robert E. Landry
Robert E. Landry
Senior Vice President, Finance and Chief Financial Officer
(Principal Financial Officer)
August 5, 2014